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                                                                Exhibit 10.69

                [Gargoyles letterhead]

June 21, 1996

CONFIDENTIAL

Mr. Don Hawk
Dale Earnhardt, Inc.
Rt 10, Box 595 B
Mooresville, NC  28115

RE:   GARGOYLES, INC.

Dear Mr. Hawk:

Gargoyles is planning an initial public offering of its common stock and expects to file a registration statement with the Securities and Exchange Commission (the "SEC") on June 28, 1996. We would like to use the image and name of Dale Earnhardt in our registration statement.

Enclosed for your review is a copy of the most recent draft of our registration statement which has been marked to show the paragraphs where Dale Earnhardt's name is mentioned. In addition, we enclose a color photocopy of the proposed front and back covers of our registration statement which shows how we propose to use the image of Dale Earnhardt.

I understand that Dale Earnhardt is generally agreeable to the use of [his/her] name and image in our registration statement, subject to review of the specific language and image. In addition, by this letter we also ask that in future if any image of Dale Earnhardt is approved for product promotions, then Gargoyles may also use the image in future SEC filings and in its annual reports.

If the above is acceptable to Dale Earnhardt, please evidence Dale Earnhardt's consent to all of the above by signing below and returning this letter to me. You can fax the letter back if you prefer. Our fax number is 206-872-3317.

We appreciate your help with this matter. If you have any questions or comments to the enclosed, please do not hesitate to call me.
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Very truly yours,

/s/ Douglas B. Hauff

Douglas B. Hauff
President

Agreed to and acknowledged as of
June 27, 1996

/s/ Don Hawk by Amy Hallman               (per phone conversation with Don
- ------------------------------------       Hawk from California 6-27-96
Dale Earnhardt                             11:00 a.m.)
Don Hawk, President
Dale Earnhardt, Inc.


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